Exhibit 99.1

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S R E L E A S E

Oculus VisionTech Announces Upcoming Launch of ComplyScanTM

Vancouver, British Columbia--(June 15, 2021) – Oculus VisionTech Inc. (TSXV: OVT; OTCQB: OVTZ; FSE: USF1), an emerging data compliance software innovator, through its wholly-owned subsidiary ComplyTrustTM Inc., announces the upcoming launch of ComplyScanTM, a cloud-backup compliance reporting product that will be sold through the ComplyTrustTM brand.

The ComplyScanTM automated alerting assists CloudOps managers to quickly respond to identified problem areas to help prevent and mitigate data compliance, data privacy, and ransomware issues. It also provides analytics into overall cloud data protection costs.

ComplyScanTM is a cloud-native application that provides automated monitoring and reporting of cross-account backup and restore workloads for AWS Aurora, DDB, EC2/EBS, EFS, RDS and Storage Gateway services. ComplyScanTM includes a user-friendly dashboard that provides global visibility across the entire cloud backup/restore footprint that simplifies RPO/RTO/Vault compliance management of scheduled and on-demand backup and restore jobs. Preliminary stress testing is expected to take a few weeks, and upon completion, the product will be Generally Available which allows Oculus to sell the product through the ComplyTrust™ brand.

ComplyScanTM is the latest edition to the Oculus VisionTech’s line of regulatory required compliance and security product(s) targeting the cloud-native and hybrid cloud markets. The ComplyScanTM software stack employs AWS Backup API, DynamoDB, Kibana, AWS Lambda, QuickSight, S3, SNS, along with Kibana and Slack connectors.

“ComplyScanTM will be a welcome addition to the cloud data protection landscape”, said Rowland Perkins, CEO at Oculus VisionTech. “We are excited to be an active participant in developing a pro-active component for optimized data compliance management and ransomware mitigation”.

For more information, see the ComplyScanTM overview video today at https://youtu.be/V9NYkUqM6Xk

About Oculus VisionTech

Oculus VisionTech Inc. (OVT), www.ovtz.com, is a development-stage technology company focused on cyber security and data privacy compliance products for Enterprise business customers. With offices in San Diego, California and Vancouver, British Columbia, the Company is currently expanding its’ new ComplyTrustTM, www.complytrust.com, product suite which includes the ComplyScan cloud backup reporting tool and Forget-Me-YesTM B2B data privacy Software-as-a-Service (SaaS) platform, optimizing CCPA, CDPA, GDPR, LGPD, SB220 and other regulatory compliance legislation for Salesforce organizations worldwide. OVTZ’s legacy Cloud-DPS digital content protection solution implements invisible forensic watermarking technology that seamlessly embeds imperceptible tracking components into documents and video-frame content that enables tamper-proof legal auditability for intellectual property protection.

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Learn more about Oculus at www.ovtz.com or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/OculusVisiontech).

About ComplyTrustTM

ComplyTrust Inc. https://complytrust.com/, a 100% wholly-owned subsidiary of Oculus VisionTech, is specifically focused on providing enterprise organizations and individuals with secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, ComplyTrust was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about ComplyTrust at https://complytrust.com/.

For further information, contact:

Anton Drescher
Telephone: (604) 685-1017
Fax: (604) 685-5777

Website: http://ovtz.com/

TSXV: https://money.tmx.com/en/quote/OVT

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

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Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.